Exhibit 10.1
KING PHARMACEUTICALS, INC.
INCENTIVE PLAN
RESTRICTED UNIT CERTIFICATE
     This Certificate, when executed by a duly authorized officer of King Pharmaceuticals, Inc. (the “Company”), evidences the grant by the Company to the Participant named below of Restricted Units of the Company.

1. Name of Participant:

2. Social Security Number of Participant:

3. Date of Grant:

4. Type of Grant:

5. Number of Shares:

This Restricted Unit grant is subject to and governed by the terms of this Restricted Unit Certificate, the Restricted Unit Settlement Election Form (attached hereto and incorporated by reference herein), the Restricted Unit Grant Agreement (attached hereto and incorporated by reference herein) and the Company’s Incentive Plan.

KING PHARMACEUTICALS, INC.,
By:
	Name:	Brian A. Markison
	Title:	President and Chief Executive Officer

RESTRICTED UNIT SETTLEMENT ELECTION FORM
RELATING TO
KING PHARMACEUTICALS, INC. RESTRICTED UNITS
You have been granted an award of Restricted Units of King Pharmaceuticals, Inc. (the “Company”) pursuant to the Company’s Incentive Plan (the “Plan”) as set forth in the Restricted Unit Certificate, dated as of [DATE OF GRANT] (the “Grant Date”), to which this Restricted Unit Settlement Election Form (this “Election Form”) is attached. In order to allow you the opportunity to defer taxation of the shares of Common Stock (as defined in the Plan) subject to the Restricted Units until you cease to be a Non-Employee Director (as defined in the Plan) of the Company and you are no longer subject to the restrictions on sales of shares that apply to Non-Employee Directors, you are being offered a one-time opportunity to elect to defer the delivery of those shares, as described in this Election Form and the Restricted Unit Grant Agreement. Any election that you make pursuant to this Election Form will apply to 100% of the Restricted Units.
In order to make your election, please check the appropriate box below and return a signed copy of this Election Form to the Company not later than 5:00 p.m. EST on the 20th business day following the Grant Date, as set forth in the Restricted Unit Certificate. If you do not return a signed copy of this Election Form to the Company by 5:00 p.m. EST on the 20th business day following the Grant Date, you will be deemed to have elected Alternative One below.

~	Alternative One — I would like to receive the shares of Common Stock with respect to my Restricted Units on the first anniversary of the Grant Date in accordance with Section 3(a) of the Restricted Unit Grant Agreement, unless they are delivered prior to that date as set forth in Section 3(b), (c) or (d) of the Restricted Unit Grant Agreement. I understand that by electing this alternative, I am agreeing that my Restricted Units will be forfeited if I cease to be a Non-Employee Director of the Company for any reason prior to the first anniversary of the Grant Date, other than due to death, Disability (as defined in the Plan) or a Term Completion Event (as defined in Section 3(b) of the Restricted Unit Grant Agreement).

or

~	Alternative Two — I would like to defer the receipt of the shares of Common Stock with respect to my Restricted Units until six months after I cease to be a Non-Employee Director of the Company as set forth in Section 4(a), unless they are delivered prior to that date as set forth in Section 4(b) or (c) of the Restricted Unit Grant Agreement. I understand that the forfeiture conditions that would apply to my Restricted Units pursuant to Alternative One will not apply if I select this alternative, and that my Restricted Units will not be forfeited following the Grant Date, unless I cease to be a Non-Employee Director of the Company as a result of termination of my service for Cause (as defined in the Plan and as provided in Section 4(d)).

Acknowledgments — I have read this Election Form, and I understand that once I have submitted this Election Form to the Company, my election with respect to the Restricted Units will be irrevocable and I will not be able to change it for any reason. I have been afforded adequate time to review this Election Form and to consult with the advisor or attorney of my choice, and I fully understand the terms and conditions of my election.
_______________________
Name:
After signing this election form, please fax it to the Company at [FAX NUMBER], attention General Counsel, on or before [INSERT DATE] at 5:00 p.m. EST. Please retain a copy for your records.

RESTRICTED UNIT GRANT AGREEMENT
PURSUANT TO THE KING PHARMACEUTICALS, INC.
INCENTIVE PLAN
     This Restricted Unit Grant Agreement (the “Agreement”) is made as of the date set forth on the Restricted Unit Certificate to which this Agreement is attached (the “Grant Date”) by King Pharmaceuticals, Inc. (the “Company”) and the individual identified on the Restricted Unit Certificate (the “Participant”) to effect an award of restricted units by the Company to the Participant on the terms and conditions set forth below:
     1. AWARD OF RESTRICTED UNITS.
     As of the Grant Date, subject to the terms, conditions and restrictions set forth herein, the Company grants and issues to the Participant units representing a contingent entitlement of the Participant to receive the number of shares of Common Stock indicated on the Restricted Unit Certificate at the time specified in this Agreement, provided the Participant satisfies the requirements of this Agreement (the “Restricted Units”). The Restricted Units are subject to the Restricted Unit Settlement Election Form (the “Election Form”) provided to the Participant together with this Agreement. Pursuant to the Election Form, the Participant was given the opportunity to elect Alternative One or Alternative Two. If the Participant elects Alternative One (or is deemed to have elected Alternative One because the Participant does not return the Election Form to the Company), the settlement of the Participant’s Restricted Units will be governed by Section 3 of this Agreement. If the Participant elects Alternative Two, the settlement of the Participant’s Restricted Units will be governed by Section 4 of this Agreement.
     2. GOVERNING PLAN.
     The Restricted Units shall be granted pursuant to and (except as specifically set forth herein) subject in all respects to the applicable provisions of the King Pharmaceuticals, Inc. Incentive Plan (“Plan”), which are incorporated herein by reference. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.
     3. SETTLEMENT OF RESTRICTED UNITS UNDER ALTERNATIVE ONE.
(a) Settlement on First Anniversary of Grant Date. On the first anniversary of the Grant Date, the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate, provided that the Participant continues to be a Non-Employee Director of the Company as of such date.
(b) Settlement Following a Term Completion Event. If, prior to the first anniversary of the Grant Date, the Participant ceases to be a Non-Employee Director of the Company as a result of a Term Completion Event (as defined below), then the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate on the earlier of (i) the first anniversary of the Grant Date and (ii) the later of (A) the six-month anniversary of the Term Completion Event and (B) January 1, 2009. For purposes of this Agreement, a “Term Completion Event” shall mean any of the following: (1) the Participant, standing for reelection, is not reelected; (2) the Participant completes his or her term of office after declining to stand for reelection; (3) the Participant completes his or her term of office after not being nominated to stand for reelection; or (4) the Participant completes his or her term of office, having been ineligible to stand for reelection under term limit provisions then in effect.
(c) Settlement Following Death or Disability. If, prior to the first anniversary of the Grant Date, the Participant ceases to be a Non-Employee Director of the Company as a result of death or Disability (as defined in clause (b) of the definition set forth in the Plan), then the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate on the later of (i) the date that the Participant’s service terminates as a result of death or Disability and (ii) January 1, 2009.
(d) Settlement Following a Change of Control. If a Change of Control occurs prior to the first anniversary of the Grant Date, then provided that the Participant has not forfeited the RSUs pursuant to Section 3(e) below, the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate on the later of (i) the date that the Change of Control occurs and (ii) January 1, 2009.
(e) Forfeiture. If, prior to the first anniversary of the Grant Date, the Participant ceases to be a Non-Employee Director of the Company for any reason other than death, Disability or a Term Completion Event, then as of the date on which the Participant ceases to be a Non-Employee Director, the Restricted Units shall immediately be forfeited and the Participant shall have no rights to receive any payout under this Agreement.
     4. SETTLEMENT OF RESTRICTED UNITS UNDER ALTERNATIVE TWO.
(a) Settlement Following a Term Completion Event. If, at any time following the Grant Date, the Participant ceases to be a Non-Employee Director of the Company for any reason other than as a result of termination of the Participant’s service for Cause, then the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate on later of (i) the six-month anniversary of the Term Completion Event and (ii) January 1, 2009.
(b) Settlement Following Death or Disability. If, at any time following the Grant Date, the Participant ceases to be a Non-Employee Director of the Company as a result of death or Disability, then the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate on the later of (i) the date that the Participant’s service terminates as a result of death or Disability and (ii) January 1, 2009.
(c) Settlement Following a Change of Control. If a Change of Control occurs at any time following the Grant Date, then provided that the Participant has not forfeited the RSUs pursuant to Section 4(d) below, the Participant will be entitled to receive the number of shares of Common Stock as is set forth on the Restricted Unit Certificate on the later of (i) the date that the Change of Control occurs and (ii) January 1, 2009.
(d) Forfeiture. If, at any time following the Grant Date, the Participant ceases to be a Non-Employee Director of the Company as a result of termination of the Participant’s service for Cause, then as of the date on which the Participant ceases to be a Non-Employee Director, the Restricted Units shall immediately be forfeited and the Participant shall have no rights to receive any payout under this Agreement.
     5. FORM AND TIMING OF PAYMENT.
     All payments of Restricted Units pursuant to this Agreement will be made in the form of shares of Common Stock. Except as otherwise provided in this Agreement, any payment that becomes due pursuant to this Agreement will be made within 60 days of the date on which the Participant becomes entitled to payment in accordance with Section 3 or Section 4, as applicable.
     6. VOTING AND DIVIDEND RIGHTS.
     The Participant shall have no rights as a shareholder, including voting and dividend rights, with respect to the Restricted Units. The Participant will obtain full voting and other rights as a shareholder of the Company upon a payment in shares of Common Stock, as provided in Section 5 above.
     7. ADDITIONAL AGREEMENTS.
(a) Tax Matters. The Restricted Units granted are subject to appropriate income tax withholding and other deductions required by applicable laws or regulations, and Participant and his successors will be responsible for all income and other taxes payable as a result of a payout under the Restricted Units or otherwise in connection with this Agreement. The Company will have the power and the right to deduct or withhold, or require the Participant or the Participant’s beneficiary to remit to the Company, the minimum necessary amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Company is not required to provide any gross-up or other tax assistance.
(b) Independent Advice; No Representations. Participant acknowledges that (i) (s)he was free to use professional advisors of his choice in connection with this Agreement, has received advice from her/his professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; and (ii) (s)he has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Company affiliate or any employee of or counsel to the Company regarding any tax or other effects or implications of the Restricted Units or other matters contemplated by this Agreement.
(c) Value of Restricted Units. No representations or promises are made to Participant regarding the value of the Restricted Units or Company’s business prospects. Participant acknowledges that information about investment in Company stock, including financial information and related risks, is contained in Company’s SEC reports which have been made available for Participant’s review at any time before Participant’s acceptance of this Agreement. Further, Participant understands that the Company does not provide tax or investment advice and acknowledges Company’s recommendation that Participant consult with independent specialists regarding such matters. Sale or other transfer of the Company stock may be limited by and subject to Company policies as well as applicable securities laws and regulations.
(d) Adjustment in Capitalization. In the event of an Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, then the Award pursuant to Section 1 of this Agreement shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares equal to the number of Restricted Units would have been entitled to receive in connection with such Adjustment Event.
     8. SECTION 409A OF THE INTERNAL REVENUE CODE.
(a) It is intended that the provisions of this Agreement comply with Section 409A of the Code (“Section 409A”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A.
(b) Neither the Participant nor any of the Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to the Participant or for the Participant’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by the Participant to the Company or any of its Subsidiaries. Notwithstanding any provision set forth in this Agreement regarding the timing of payment, in no event will the Participant have the right to designate the taxable year of any payment.
(c) In no event will the Participant be entitled to payment with respect to the Restricted Units pursuant to Section 3(b) or 4(a) unless the Participant has experienced a “separation from service” within the meaning of Section 409A. Moreover, in no event will the Participant be entitled to payment with respect to the Restricted Units pursuant to Section 3(d) or 4(c) unless a Change of Control (as defined in the Plan) that qualifies as an event described in Section 409A(a)(2)(A)(v) of the Code has occurred.
(d) Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, the Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed the Participant or for the Participant’s account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

     9. GENERAL.
(a) Successors and Assigns. This Agreement is personal in its nature and Participant may not assign or transfer his/her rights under this Agreement.
(b) Notices. Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

To the Company:	King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, TN 37620
Attention: General Counsel
     To Participant: At his/her address of record as maintained in the Company’s files.
Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.
(c) Entire Agreement. Except as this Agreement may expressly provide otherwise, this Agreement, the Restricted Unit Certificate, the Election Form and the Plan constitute the entire agreement and understanding of the Company and Participant with respect to the subject matter hereof and thereof, and supersede all prior written or verbal agreements and understandings between Participant and the Company relating to such subject matter.
(d) Governing Law; Severability. This Agreement will be construed and interpreted under the laws of the State of Tennessee applicable to agreements executed and to be wholly performed within the State of Tennessee. If any provision of this Agreement as applied to any party or to any circumstance is adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.
(e) Remedies. All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party’s breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.
(f) Interpretation. Headings herein are for convenience of reference only, do not constitute a part of this Agreement, and will not affect the meaning or interpretation of this Agreement. References herein to Sections are references to the referenced Section hereof, unless otherwise specified.
(g) Waivers; Amendments. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any later breach of that provision. This Agreement may be modified only by written agreement signed by Participant and an authorized officer of the Company.